Exhibit 99.2

Offering Memorandum Excerpts

For the purposes of this Exhibit:

“Aera” means Aera Energy LLC

“Aera Companies” means Aera Energy LLC and its operating affiliate Aera Energy Services Company.

“Aera Holding Companies” means IKAV Co-Invest Blocker 1, IKAV Co-Invest Blocker 2, IKAV Blocker, CPP Blocker, and IKAV Co-Invest.

“Aera Merger” means the acquisitions by California Resources Corporation of the Aera Companies in an all-stock transaction.

“Aera Parent” means Aera Parent Predecessor and Aera Parent Successor on an individual basis and collective basis, as the context requires.

“Aera Parent Predecessor” means the combined activity of the Aera Companies in respect of the period prior to the Prior Transaction on February 28, 2023.

“Aera Parent Successor” means (x) the combined activity of GGR Holdings and its consolidated subsidiaries in respect of the period subsequent to the incorporation of GGR Parent on August 31, 2022 through December 28, 2023, and (y) the combined activity of GGR Holdings and its consolidated subsidiaries with respect to the period following December 29, 2023.

“Existing Aera Indebtedness” means Aera Companies’ $950 million outstanding indebtedness.

“GGR Holdings” means Green Gate Holdings, LLC.

“Merger Agreement” a definitive agreement and plan of merger for CRC to acquire the Aera Companies in an all-stock transaction.

“Prior Owners” means Exxon Mobil Corporation and Shell plc.

“Prior Transaction” means the transaction, in February 2023, where GGR Holdings indirectly acquired all of the Aera Companies’ outstanding equity interests from the Prior Owners.

“Revolving Credit Facility” means Credit Agreement, dated as of April 26, 2023, between CRC, Citibank, N.A., as administrative agent, collateral agent, and issuing bank, and the several lenders party thereto, as amended.

“Sellers” means certain investment vehicles affiliated with IKAV Impact S.a.r.l, Canada Pension Plan Investment Board and Oaktree Capital Management.

“Unrestricted Subsidiaries” means certain of CRC’s subsidiaries that do not guarantee the CRC’s outstanding senior notes.

For the twelve months ended March 31, 2024, and pro forma for the Aera Merger, we would have had total operating revenues of $3.8 billion.

…

As of and for the three months ended March 31, 2024, and assuming the addition of all of Aera’s subsidiaries as guarantors concurrent with the closing of the Aera Merger, our subsidiaries that do not guarantee our Revolving Credit Facility accounted for approximately 7% of our pro forma property, plant and equipment, net, 10% of our pro forma average daily net production, 17% of our pro forma total operating revenues and 6% of our pro forma adjusted EBITDAX. As of and for the year ended December 31, 2023, and assuming the addition of all of Aera’s subsidiaries as guarantors concurrent with the closing of the Aera Merger, our subsidiaries that do not guarantee our Revolving Credit Facility accounted for approximately 10% of our pro forma average daily net production, 10% of our pro forma total operating revenues and 6% of our pro forma adjusted EBITDAX. In addition, our subsidiaries that do not guarantee our Revolving Credit Facility will have no long-term indebtedness.

As of and for the three months ended March 31, 2024, and assuming the addition of all of Aera’s subsidiaries as guarantors concurrent with the closing of the Aera Merger, our Unrestricted Subsidiaries accounted for approximately 0.3% of our pro forma property, plant and equipment, net, none of our pro forma net production volumes, none of our pro forma total operating revenues and (0.4)% of our pro forma adjusted EBITDAX. As of and for the year ended December 31, 2023, and assuming the addition of all of Aera’s subsidiaries as guarantors concurrent with the closing of the Aera Merger, our Unrestricted Subsidiaries did not account for any of our pro forma average daily net production or our total pro forma total operating revenues and did account for approximately (0.4)% of our pro forma adjusted EBITDAX.

…

	Historical				Pro Forma
	Three months ended March 31,		Year ended December 31,		Three months ended March 31, 2024	Year ended December 31, 2023	Twelve months ended March 31, 2024
	2024	2023	2023	2022
(in millions)			(Audited)		(Unaudited)
Statements of Operations Data:
Oil, natural gas and NGL sales	$429	$715	$2,155	$2,643	$920	$3,897
Total operating revenues	454	1,024	2,801	2,707	613	4,812
Operating costs	(176)	(254)	(822)	(785)	343	1,719
General and administrative expenses	(57)	(65)	(267)	(222)	103	454
Depreciation, depletion and amortization	(53)	(58)	(225)	(198)	147	681
Total operating expenses	(464)	(638)	(2,025)	(1,954)	828	3,964
Interest and debt expense	(13)	(14)	(56)	(53)	(28)	(118)

Net (loss) income	(10)	301	564	524	(168)	589
Balance Sheet Data (at period end):
Total current assets	$839	$972	$929	$864	$661
Total current liabilities	594	717	616	894	1,093
Property, plant and equipment, net	2,793	2,764	2,770	2,786	5,990
Total assets	3,910	4,000	3,998	3,967	7,037
Long-term debt, net	541	592	540	592	1,224
Non-current asset retirement obligations	429	424	422	432	1,014
Stockholders’ equity	2,093	2,092	2,219	1,864	3,103
Statements of Cash Flows Data:
Net cash provided by operating activities	$87	$310	$653	$690	$202	$1,130	$1,104
Net cash used in investing activities	(49)	(61)	(175)	(317)
Net cash used in financing activities	(131)	(79)	(289)	(371)
Other Supplementary Data (unaudited):
Adjusted EBITDAX(1)	149	358	862	852	371	1,756	1,693
Free cash flow(2)	33	263	468	311	123	808

…

The following tables represent a reconciliation of the GAAP financial measures of net income and net cash provided by operating activities to the non-GAAP financial measure of adjusted EBITDAX.

	Historical CRC	Historical Aera Parent Successor	Adjustments	Pro Forma
	Three months ended March 31,	Three months ended March 31,		Three months ended March 31,
	2024	2024		2024
(in millions)	(Unaudited)
Net income (loss)	$(10)	$(234)	$76	$(168)
Interest and debt expense	13	30	(15)	28
Income tax provision	(9)	—	(63)	(72)
Interest income	(6)	(3)	—	(9)
Depreciation, depletion and amortization	53	75	19	147
Exploration expense	1	—	—	1
Unusual, infrequent and other items
Non-cash derivative loss	59	300	—	359
Asset impairment	—	—	—	—
Severance and termination costs	—	—	—	—
Transaction costs	14	—	—	14
Information technology infrastructure	2	—	—	2
Retention payments	1	—	—	1
(Gain) loss on asset divestitures	(6)	7	—	1
Other, net	19	7	—	26
Non-cash items
Accretion expense	12	37	(18)	31
Stock-based compensation	5	—	—	5
Post-retirement medical and pension	1	4	—	5

Adjusted EBITDAX	$149	$223	$(1)	$371

Net cash provided by operating activities	$87	$130	$(15)	$202
Cash interest payments	21	30	(15)	36
Cash income taxes	22	—	28	50
Exploration expenditures	1	—	—	1
Working capital changes	24	63	1	88
Cash interest received	(6)	—	—	(6)

Adjusted EBITDAX	$149	$223	$(1)	$371

	Historical CRC	Historical Aera Parent Successor	Historical Aera Parent Predecessor	Adjustments	Pro Forma
	Year ended December 31,	Year ended December 31,	For the 58-days Ended February 27,		Year ended December 31,
	2023	2023	2023		2023
(in millions)					(Unaudited)
Net income (loss)	$564	$205	$(101)	$(79)	$589
Interest and debt expense, net	56	110	—	(48)	118
Income tax provision (benefit)	184	(1)	—	5	188
Interest income	(21)	(5)	(1)	—	(27)
Depreciation, depletion and amortization	225	292	77	87	681
Exploration expense	3	—	—	—	3
Unusual, infrequent and other items
Non-cash derivative (gain) loss	(260)	109	—	—	(151)
Asset impairment	3	—	—	—	3
Severance and termination costs	10	15	—	—	25

	Historical CRC	Historical Aera Parent Successor	Historical Aera Parent Predecessor	Adjustments	Pro Forma
	Year ended December 31,	Year ended December 31,	For the 58-days Ended February 27,		Year ended December 31,
	2023	2023	2023		2023
Transaction costs	15	43	—	73	131
Information technology infrastructure	17	—	—	—	17
Retention payments	3	—	—	22	25
Net loss on early extinguishment of debt	1	—	—	—	1
Net gain on asset divestitures	(32)	(13)	—	—	(45)
Other, net	19	15	2	—	36
Non-cash items
Accretion expense	46	122	13	(65)	116
Stock-based compensation	27	—	—	—	27
Post-retirement medical and pension	2	14	3	—	19

Adjusted EBITDAX	$862	$906	$(7)	$(5)	$1,756

Net cash provided by operating activities	$653	$679	$(28)	$(174)	$1,130
Cash interest payments	49	96	—	(34)	111
Cash income taxes	121	—	—	113	234
Exploration expenditures	3	—	—	—	3
Working capital changes	57	136	22	90	305
Cash interest received	(21)	(5)	(1)	—	(27)

Adjusted EBITDAX	$862	$906	$(7)	$(5)	$1,756

	Historical CRC	Historical Aera Parent Successor	Historical Aera Parent Predecessor	Adjustments	Pro Forma
	Three months ended March 31,	Three months ended March 31,	For the 58-days Ended February 27,		Three months ended March 31,
	2023	2023	2023		2023
(in millions)	(Unaudited)	(Unaudited)			(Unaudited)
Net income (loss)	$301	$58	$(101)	$(1)	$257
Interest and debt expense	14	10	—	5	29
Income tax provision	75	—	—	(18)	57
Interest income	(4)	(1)	(1)	—	(6)
Depreciation, depletion and amortization	58	27	77	26	188
Exploration expense	1	—	—	—	1
Unusual, infrequent and other items
Non-cash derivative gain	(107)	(69)	—	—	(176)
Asset impairment	3	—	—	—	3
Severance and termination costs	1	—	—	—	1

	Historical CRC	Historical Aera Parent Successor	Historical Aera Parent Predecessor	Adjustments	Pro Forma
	Three months ended March 31,	Three months ended March 31,	For the 58-days Ended February 27,		Three months ended March 31,
	2023	2023	2023		2023
Transaction costs	—	29	—	—	29
Information technology infrastructure	3	—	—	—	3
Net gain on asset divestitures	(7)	5	—	—	(2)
Other, net	—	12	2	—	14
Non-cash items
Accretion expense	12	12	13	(13)	24
Stock-based compensation	7	—	—	—	7
Post-retirement medical and pension	1	1	3	—	5

Adjusted EBITDAX	$358	$84	$(7)	$(1)	$434

Net cash provided by operating activities	$310	$(69)	$(28)	$15	$228
Cash interest payments	23	9	—	(9)	23
Cash income taxes	—	—	—	(4)	(4)
Exploration expenditures	1	—	—	—	1
Working capital changes	28	145	22	(3)	192
Cash interest received	(4)	(1)	(1)	—	(6)

Adjusted EBITDAX	$358	$84	$(7)	$(1)	$434

…

The following tables present a reconciliation of net cash provided by operating activities to free cash flow and adjusted free cash flow.

	Historical CRC	Historical Aera Parent Successor	Adjustments	Pro Forma
	Three months ended March 31,	Three months ended March 31,		Three months ended March 31,
	2024	2024		2024
(in millions)				(Unaudited)
Net cash provided by operating activities	$87	$130	$(15)	$202
Capital investments	(54)	(35)	—	(89)

Free cash flow	33	95	(15)	113

Transaction costs	10	—	—	10

Adjusted free cash flow	$43	$95	$(15)	$123

	Historical CRC	Historical Aera Parent Successor	Historical Aera Parent Predecessor	Adjustments	Pro Forma
	Year ended December 31,	Year ended December 31,	For the 58-days Ended February 27,		Year ended December 31,
	2023	2023	2023		2023
(in millions)					(Unaudited)
Net cash provided (used) by operating activities	$653	$679	$(28)	$(174)	$1,130
Capital investments	(185)	(215)	(39)	1	(438)

Free cash flow	468	464	(67)	(173)	692

Transaction costs	—	43	—	73	116

Adjusted free cash flow	$468	$507	$(67)	$(100)	$808

…

	Three months ended March 31, 2024
	CRC	Aera Parent Successor		Pro Forma
Average Daily Net Production:
Oil (MBbl/d)	48	70		118
NGLs (MBbl/d)	11	—		11
Natural gas (MMcf/d)	105	—		105
Total net production (MBoe/d)	76	70		146
Average realized prices:
Oil with hedge ($/Bbl)	$77.17	$74.32		$75.48
Oil without hedge ($/Bbl)	80.16	77.34		78.49
NGLs ($/Bbl)	50.50	32.88		50.07
Natural gas without hedge ($/Mcf)	3.90	3.16		3.89
Average benchmark prices:
Brent oil ($/Bbl)	$81.84	$81.84		$81.84
WTI oil ($/Bbl)	76.96	76.96		76.96
NYMEX gas ($/MMBtu) – average monthly settled price	2.24	2.24		2.24
Average costs per Boe:
Operating costs	$25.80	$26.17	(1)	$26.00
Operating costs, excluding effects of PSC-type contracts(2)	23.26

(1)

Aera Parent’s operating costs reported for the three months ended March 31, 2024 were $112 million, or $17.45/Boe. After excluding operating costs related to retained assets and making presentation adjustments to include purchased natural gas and purchased electricity and exclude transportation costs, Aera Parent’s operating costs were $168 million, or $26.17/Boe, which is presented on a comparable basis to CRC.

(2)

Operating costs, excluding effects of PSCs is a non-GAAP measure. The reporting of our PSC-type contracts creates a difference between reported operating costs, which are for the full field, and reported volumes, which are only our net share, inflating the per barrel production costs. These amounts represent our operating costs after adjusting for this difference. Aera Parent does not have any PSC-type contracts.

…

As of April 30, 2024, we had $401 million of cash and cash equivalents and no borrowings under our Revolving Credit Facility. As of April 30, 2024, the Aera Companies had $121 million of cash and cash equivalents and $950 million of outstanding indebtedness.

…

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information is derived from the historical consolidated financial statements of CRC and the historical consolidated and combined financial statements of Aera Parent, respectively, and gives effect to (i) the closing of the Aera Merger, (ii) Revolving Credit Facility Amendment and (iii) this offering and the use of proceeds therefrom, together with borrowings under our Revolving Credit Facility and cash on hand, to repay the Existing Aera Indebtedness and pay related transaction expenses (collectively, the “pro forma events”). The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X.

On February 7, 2024, CRC entered into a merger agreement with the Sellers and the Aera Holding Companies, pursuant to which CRC will acquire the Aera Holding Companies for approximately 21.2 million shares of CRC common stock, par value $0.01 per share (“common stock”), plus an additional number of shares of common stock to be determined by reference to any dividends declared by CRC having a record date between the effective date of the Merger Agreement and the closing of the Aera Merger. The Merger Agreement provides that the number of shares of common stock to be issued upon the effective time of the Aera Merger may be reduced with respect to liabilities for certain taxes of the Aera Holding Companies. Each party will pay its own expenses incident to preparing for, entering into and carrying out the Merger Agreement and the consummation of the Aera Merger, whether or not the Aera Merger is consummated (except in the event the CRC stockholders do not approve the issuance of common shares pursuant to the Merger Agreement, the Merger Agreement is terminated and the termination fee is not payable in connection with such termination), provided that in the event that the Aera Merger is consummated, the Sellers will be required to reimburse CRC for certain transaction-related expenses incurred by the Aera Holding Companies, to the extent such expenses exceed $35 million. However, prior to the closing of the Aera Merger, the Aera Holding Companies may elect, instead of a cash reimbursement, to reduce the aggregate number of shares of common stock to be received equal to the excess of such transaction-related expenses divided by $51.96.

The unaudited pro forma condensed combined financial information giving effect to the pro forma events has been prepared by CRC using the acquisition method of accounting in accordance with GAAP. CRC has been treated as the acquirer for accounting purposes, and thus accounts for the Aera Merger as a business combination in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). The valuations of the assets acquired, and liabilities assumed, and therefore the purchase price allocations, are preliminary and have not yet been finalized as of the date of this filing. As a result of the foregoing, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined balance sheet as of March 31, 2024 gives effect to the pro forma events as if they had occurred as of March 31, 2024. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2023, for three months ended March 31, 2024 and for the three months ended March 31, 2023 give effect to the pro forma events as if they had occurred on January 1, 2023.

The unaudited pro forma condensed combined balance sheet and the unaudited pro forma condensed combined statements of operations have been derived from and should be read in conjunction with the following financial statements:

•	The historical audited consolidated financial statements of CRC as of and for the year ended December 31, 2023;

•	The historical unaudited consolidated financial statements of CRC as of and for the three months ended March 31, 2024;

•	The historical unaudited consolidated financial statements of CRC as of and for the three months ended March 31, 2023;

•

The historical audited consolidated and combined financial statements of (x) Aera Parent Successor as of and for the year ended December 31, 2023 and (y) Aera Parent Predecessor as of and for the 58 days ended February 27, 2023;

•	The historical unaudited condensed consolidated and combined financial statements of Aera Parent Successor as of and for the three months ended March 31, 2024; and

•

The historical unaudited consolidated and combined financial statements of (x) Aera Parent Successor as of and for the three months ended March 31, 2023 and (y) Aera Parent Predecessor as of and for the 58 days ended February 27, 2023.

The unaudited condensed combined pro forma financial statements contain certain reclassification adjustments to conform the historical financial statement presentation of Aera Parent to that of CRC.

CRC sold natural gas to and purchased natural gas from Aera Parent during the year ended December 31, 2023 in the amounts of $8 million and $13 million, respectively, during the three months ended March 31, 2024 in the amounts of $0.2 million and $0.8 million, respectively, and during the three months ended March 31, 2023 in the amounts of $6 million and $8 million, respectively. As such, an adjustment was applied to the unaudited pro forma consolidated and combined statements of operations for each of the periods presented to remove this activity, which would be considered intercompany activity and be eliminated upon consolidation.

The pro forma adjustments are based on available information and upon assumptions that management believes are reasonable in order to reflect, on a pro forma basis, the effect of the pro forma events on the historical financial information of CRC. The adjustments are described in the notes to the unaudited pro forma condensed consolidated and combined balance sheet and the unaudited pro forma condensed consolidated and combined statements of operations.

The unaudited pro forma condensed consolidated and combined financial information is included for informational purposes only. The unaudited pro forma condensed consolidated and combined financial information should not be relied upon as being indicative of our results of operations or financial condition had the pro forma events occurred on the dates assumed. The unaudited pro forma condensed consolidated and combined financial information also does not project our results of operations or financial position for any future period or date, including, but not limited to, the anticipated realization of ongoing savings from potential operating efficiencies, asset dispositions, cost savings, or economies of scale that the combined company may achieve with respect to the combined operations. Specifically, the unaudited pro forma condensed combined statement of operations does not include projected synergies expected to be achieved as a result of the Aera Merger and any associated costs that may be required to be incurred to achieve those synergies. The unaudited pro forma condensed combined statement of operations also excludes the effects of costs of integration activities that may result from the Aera Merger. The unaudited pro forma condensed combined statement of operations and balance sheet should be read in conjunction with Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of CRC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (including our audited consolidated financial statements and related notes included in our Annual Report on Form 10-K) and Part I, Item 2, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of CRC’s Quarterly Report for the three months ended March 31, 2024 (including our unaudited condensed consolidated financial statements and related notes included in our Quarterly Report on Form 10-Q).

CRC has used currently available information to determine preliminary fair value estimates for the common shares issuable pursuant to the Merger Agreement and its allocation to the Aera Parent assets acquired and liabilities assumed.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of March 31, 2024

(in millions)

	CRC (as reported)	Aera Parent Successor (as reported)	Presentation Adjustments		Transaction Adjustments – Disposal		Transaction Adjustments – Acquisition		Financing Adjustments		CRC Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$403	$89					$(1,041	)(C)	$486	(H)	$—
							(82	)(D)	191	(I)
							(24	)(E)
							(22	)(F)
Restricted cash	—	26									26
Trade receivables, net	192	187									379
Inventories	70	17									87
Asset held for sale	13	—									13
Receivable from affiliate	66	50			(50	)(B)					66
Other current assets, net	95	3					(3	)(G)	(5	)(H)	90

Total current assets	839	372	—		(50)		(1,172)		672		661
Property, plant, and equipment, net	2,793	2,880			(319	)(B)	636	(C)			5,990
Investments in unconsolidated subsidiaries	16	35			(1	)(B)	42	(C)			92
Deferred income tax assets	139	14					(14	)(C)			77
							(62	)(G)
Other noncurrent assets	123	88							6	(H)	217

Total assets	$3,910	$3,389	—		$(370)		$(570)		$678		$7,037

Current liabilities:
Accounts payable	251	127					(9	)(D)			369
Liabilities associated with assets held for sale	5	—									5
Fair value of derivative contracts	—	200									200
Taxes payable	—	14									14
Accrued liabilities	338	126	87	(A)			(46	)(C)			505
Current portion of long-term debt	—	100					(100	)(C)			—
Accrued restoration, removal, and environmental costs	—	87	(87	)(A)							—

Total current liabilities	594	654	—		—		(155)		—		1,093
Non-Current liabilities:
Long-term debt, net	541	815					(815	)(C)	492	(H)	1,224
									191	(I)
Asset retirement obligations	429	1,041			(149	)(B)	(307	)(C)			1,014
Long term – fair value of derivative contracts	—	210									210
Other long-term liabilities	253	48			(1	)(B)					300
Deferred income tax liabilities	—	—					158	(C)			93
							(65	)(G)
Stockholders’ equity:
Common stock	1	—									1
Treasury stock	(662)	—									(662)
Additional paid-in capital	1,295	—					1,075	(C)			2,370
Retained earnings	1,387	609			(220	)(B)	(330	)(C)	(5	)(H)	1,322
							(73	)(D)
							(24	)(F)
							(22	)(C)
Accumulated other comprehensive income	72	12					(12	)(C)			72

Total stockholders’ equity	2,093	621	—		(220)		614		(5)		3,103

Total liabilities and stockholders’ equity	$3,910	$3,389	$—		$(370)		$(570)		$678		$7,037

Please refer to the notes to the unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Three Months Ended March 31, 2024

(in millions, except share and per share amounts; shares in millions)

	CRC (as reported)	Aera Parent Successor (as reported)	Presentation Adjustments		Transaction Adjustments – Disposal		Transaction Adjustments – Acquisition		Financing Adjustments		CRC Pro Forma Combined
Revenues:
Total operating revenues	$454	$150	$5	(AA)	$(2	)(BB)	$(1	)(HH)			$613
			7	(AA)
Operating expenses:
Operating costs	176	112	57	(AA)	(1	)(BB)	(1	)(HH)			343
General & administrative expenses	57	47	(1	)(AA)							103
Depreciation, depletion and amortization	53	75					19	(CC)			147
Taxes other than income	38	24									62
Exploration expense	1	—									1
Purchased natural gas marketing expense	54	45	(45	)(AA)							54
Electricity generation expenses	8	14	(14	)(AA)							8
Transportation costs	20	—	2	(AA)							22
Accretion expense	12	37			(5	)(BB)	(13	)(CC)			31
Carbon management business expenses	8	—	1	(AA)							9
Other operating expenses, net	37	6	5	(AA)							48

Total operating expenses	464	360	5		(6)		5		—		828

Net gain (loss) on asset divestitures	6	—	(7	)(AA)							(1)

Operating (Loss) Income	(4)	(210)	—		4		(6)		—		(216)

Non-operating (Expenses) Income
Interest Income	—	2									2
Interest and debt expense	(13)	(30)					30	(DD)	(15	)(JJ)	(28)
(Loss) income from investment in unconsolidated subsidiaries	(3)	2									(1)
Other non-operating expenses, net	1	2									3

(Loss) income before income taxes	(19)	(234)	—		4		24		(15)		(240)
Income tax provision	9	—					66	(FF)	4	(II)	72
							(7	)(II)

Net (Loss) Income	$(10)	$(234)	$—		$4		$83		$(11)		$(168)

Net income and pro forma net income per share:
Basic	$(0.14)										$(1.86)
Diluted	$(0.14)										$(1.86)
Weighted average shares outstanding
Basic	69.0										90.4
Diluted	69.0										90.4

Please refer to the notes to the unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2023

(in millions, except per share amounts)

	For the Year Ended December 31, 2023	For the Year Ended December 31, 2023	For the 58-days Ended February 27, 2023	For the Year Ended December 31, 2023
	CRC (as reported)	Aera Parent Successor (as reported)	Aera Parent Predecessor (as reported)	Presentation Adjustments		Transaction Adjustments – Disposal		Transaction Adjustments – Acquisition		Financing Adjustments		CRC Pro Forma Combined
Revenues:
Total operating revenues	$2,801	$1,655	$349	$(13	) (AA)	$(8	) (BB)	$(21	) (HH)			$4,812
				42	(AA)
				5	(AA)
				2	(AA)
Operating expenses:
Operating costs	822	395	69	455	(AA)	(3	) (BB)	(21	) (HH)			1,719
				2	(AA)
General & administrative expenses	267	160	31	(4	) (AA)							454
Depreciation, depletion and amortization	225	292	77					87	(CC)			681
Asset impairments	3	—	—									3
Taxes other than on income	165	84	14									263
Exploration expense	3	—	—									3
Purchased natural gas marketing expense	221	170	229	(399	) (AA)							221
Electricity generation expenses	103	55	10	(65	) (AA)							103
Transportation costs	67	—	—	9	(AA)							76
Accretion expense	46	122	13			(17	) (BB)	(48	) (CC)			116
Carbon management business expenses	37	—	—	4	(AA)							41
Research expenses	—	1	—	(1	) (AA)							—
Other operating expenses, net	66	72	8	1	(AA)			73	(EE)			284
			—	42	(AA)			22	(GG)

Total operating expenses	2,025	1,351	451	44		(20)		113		—		3,964

Net gain on asset divestitures	32	—	—	13	(AA)							45

Operating income (loss)	808	304	(102)	5		12		(134)		—		893
Non-operating (expenses) income
Interest income	—	5	1	(5	) (AA)							1
Interest and debt expenses	(56)	(110)	—					110	(DD)	(62	) (JJ)	(118)
Loss on early extinguishment of debt	(1)	—	—									(1)
(Loss) income from investment in unconsolidated subsidiaries	(9)	7	—									(2)
Other non-operating expense (income), net	6	(2)	—					—	(EE)			4

Income (loss) before income taxes	748	204	(101)	—		12		(24)		(62)		777
Income tax (provision) benefit	(184)	1	—					(29	) (FF)	17	(II)	(188)
								7	(II)

Net Income (Loss)	$564	$205	$(101)	$—		$12		$(46)		$(45)		$589
Net income and pro forma net income per share:
Basic	$8.10											$6.47
Diluted	$7.78											$6.27
Weighted average common shares outstanding
Basic	69.6											91.0
Diluted	72.5											93.9

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Three Months Ended March 31, 2023

(in millions, except per share amounts)

	For the Three Months Ended March 31, 2023	For the Period from February 28 through March 31, 2023	For the Period from January 1 through February 27, 2023	For the Three Months Ended March 31, 2023
	CRC (as reported)	Aera Parent Successor (as reported)	Aera Parent Predecessor (as reported)	Presentation Adjustments		Transaction Adjustments – Disposal		Transaction Adjustments – Acquisition		Financing Adjustments		CRC Pro Forma Combined
Revenues:
Total operating revenues	$1,024	$238	$349	$5	(AA)	$(2	) (BB)	$(14	) (HH)			$1,600
Operating expenses:
Operating costs	254	38	69	(2	) (AA)	(1	) (BB)	(14	) (HH)			610
				266	(AA)
General & administrative expenses	65	16	31	(1	) (AA)							111
Depreciation, depletion and amortization	58	27	77					26	(CC)			188
Asset impairments	3	—	—									3
Taxes other than on income	42	8	14									64
Exploration expense	1	—	—									1
Purchased natural gas marketing expense	124	25	229	(254	) (AA)							124
Electricity generation expenses	49	2	10	(12	) (AA)							49
Transportation costs	17	—	—	2	(AA)							19
Accretion expense	12	12	13			(4	) (BB)	(9	) (CC)			24
Carbon management business expenses	5	—	—	1	(AA)							6
Other operating expenses, net	8	43	8									59

Total operating expenses	638	171	451	—		(5)		3		—		1,258

Net gain (loss) on asset divestitures	7	—	—	(5	) (AA)							2

Operating income (loss)	393	67	(102)	—		3		(17)		—		344
Non-operating (expenses) income
Interest income	—	—	1									1
Interest and debt expenses	(14)	(10)	—					10	(DD)	(15	) (JJ)	(29)
(Loss) income from investment in unconsolidated subsidiaries	(2)	1	—									(1)
Other non-operating expenses, net	(1)	—	—									(1)

Income (loss) before income taxes	376	58	(101)	—		3		(7)		(15)		314
Income tax (provision) benefit	(75)	—	—					12	(FF)	4	(II)	(57)
								2	(II)

Net Income (Loss)	$301	$58	$(101)	$—		$3		$7		$(11)		$257
Net income and pro forma net income per share:
Basic	$4.22											$2.77
Diluted	$4.09											$2.69
Weighted average common shares outstanding
Basic	71.3											92.7
Diluted	73.5											95.6

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X and presents the pro forma financial condition and results of operations of CRC based upon the historical financial information of CRC and Aera Parent after giving effect to the pro forma events and related adjustments set forth in the notes to the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not reflect any management adjustments for expected synergies or dis-synergies resulting from the Aera Merger.

The unaudited pro forma condensed combined balance sheet as of March 31, 2024, gives effect to the pro forma events as if they had occurred on March 31, 2024. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2023, for three months ended March 31, 2024, and for the three months ended March 31, 2023 give effect to the pro forma events as if they had occurred on January 1, 2023.

Aera Parent’s historical statement of operations for the year ended December 31, 2023 includes $44 million of transaction costs associated with the Prior Transaction; these transaction costs were not recurring in nature.

The Aera Merger

On February 7, 2024, CRC entered into a Merger Agreement with the Aera Holding Companies and Sellers, pursuant to which CRC will acquire the Aera Holding Companies for approximately 21.2 million shares of common stock, plus an additional number of shares of common stock to be determined by reference to any dividends declared by CRC having a record date between the effective date of the Merger Agreement and the closing of the Aera Merger.

Financing of the Aera Merger

The total amount of funds necessary for CRC to close the Aera Merger includes the funds needed to extinguish the outstanding debt of Aera Parent.

2.	Notes to Unaudited Pro Forma Condensed Combined Balance Sheet

The following adjustments were made related to the unaudited pro forma condensed combined balance sheet as of March 31, 2024:

A.	Reflects certain reclassification adjustments to conform Aera Parent’s historical assets and liabilities to the financial statement presentation of CRC.

B.

Reflects the distribution of certain assets and associated liabilities prior to closing of the Aera Merger to the Sellers. This represents a $50 million receivable from affiliate; $319 million in property, plant, and equipment; $1 million in investment in an unconsolidated subsidiary; $149 million in asset retirement obligations; and $1 million of other liabilities.

C.

Reflects the purchase price allocation adjustments to record Aera Parent’s assets and liabilities at estimated fair value based on the consideration conveyed of $2.1 billion, as detailed below, and to eliminate Aera Parent’s historical equity balances.

The purchase price was allocated among the identified assets to be acquired. This was considered appropriate based on the determination that the Aera Merger would be accounted for as a business acquisition under ASC 805. The estimates of fair value are based upon preliminary valuation assumptions believed to be reasonable, but which are inherently uncertain and unpredictable; and, as a result, actual results may differ from estimates.

Net Assets Identified	Fair Value
Cash (5)	$30
Restricted cash	26
Accounts receivable	187
Inventory	17
Other current assets	3
Investment in unconsolidated subsidiaries (1)	76
Oil and gas properties (1)	3,167
Facilities and other (2)	30
Other non-current assets	88
Accounts payable	(127)
Taxes payable	(14)
Fair value of derivative contracts (1)	(200)
Accrued liabilities	(167)
Asset retirement obligations, non-current	(585)
Long term - fair value of derivative contracts (1)	(210)
Other long-term liabilities	(47)
Deferred income tax liability	(158)

Total Fair Value	$2,116

Value Conveyed
Purchase Consideration (3)	$1,075
Settlement of Aera Parent debt (4)	1,041

Total Purchase Consideration	$2,116

(1)

Aera Parent’s principal assets are their oil and natural gas properties, which are valued using an income approach. We applied a risk-adjusted discount rate using a market-participant weighted average cost of capital which utilized a blended expected cost of debt and expected returns on equity for similar industry participants. We estimated futures prices to calculate future oil and NGLs revenue, as reported on the ICE Brent as of March 31, 2024. We estimated future natural gas prices based on the average of the first-day-of-the-month PG&E Citygate price for each month during 2023. Non-energy operating costs were adjusted for inflation. We valued the investment in unconsolidated subsidiaries using a market approach. The derivative positions were valued using quoted forward prices as of March 31, 2024.

(2)

The remaining useful lives for facilities and other include 15-19 years for buildings, 8-10 years for gas plants and other supporting equipment, 2-4 years for office equipment and leasehold improvements, and 1-3 years for computer equipment.

(3)

Purchase consideration was provided in the form of common stock and was calculated as the 21.2 million total shares to be issued to the Sellers plus an additional 0.2 million shares for dividends declared and paid by CRC from January 1, 2024 through the date of this filing, multiplied by $50.19, the closing price of shares of CRC common stock on May 9, 2024.

(4)

In addition to the purchase consideration provided in the form of common stock, $950 million of Aera Parent outstanding long-term debt as of March 31, 2024 was repaid along with an estimated prepayment penalty of $91 million, assuming a mid-year 2024 close. Aera Parent’s debt was settled upon closing due to a change in control provision within their legacy debt agreements. The prepayment penalty owed in connection with the settlement would have been $109 million if such prepayment had occurred on March 31, 2024.

(5)

Aera’s unrestricted cash of $89 million as of March 31, 2024 has been reduced by $35 million for Aera transaction costs discussed at adjustment D and $24 million for a distribution related to owner cash taxes discussed at adjustment E.

D.

Total merger-related transaction costs are estimated to be $83 million (of which $35 million related to the Aera entities and $48 million related to the CRC entities), including certain legal, accounting, investment banking, due diligence, and other related costs. Approximately $1 million was incurred and paid during the three months ended March 31, 2024. The remaining payment of estimated merger-related transaction costs is $82 million. Of this amount, $9 million was accrued as of March 31, 2024.

E.	Reflects a cash distribution of $24 million to Aera Parent’s owners to cover the owners’ tax liability for the first quarter of 2024.

F.	Reflects estimated retention bonuses in the amount of $22 million to be paid to certain of Aera Parent’s employees and executives.

G.	Reflects the reclassification of $62 million of our deferred tax assets and $3 million of other current assets to deferred tax liabilities.

H.	Reflects the issuance of $500 million of debt, net of debt issuance costs of $8 million.

I.	Reflects a draw on our revolving credit facility in the amount of $191 million.

3.	Notes to Unaudited Pro Forma Condensed Combined Statement of Operations

The following adjustments were made related to the unaudited pro forma condensed consolidated and combined statement of operations for the year ended December 31, 2023, the unaudited pro forma condensed consolidated and combined statement of operations for the three months ended March 31, 2024, and the unaudited pro forma condensed consolidated and combined statement of operations for the three months ended March 31, 2023:

AA.	Reflects certain reclassification adjustments to conform Aera Parent’s historical revenues and expenses to the financial statement presentation of CRC, which included the reclassification of:

1)

$1 million of research expenses to other operating expenses, net, within operating expenses for the year ended December 31, 2023. Aera Parent’s research expenses were immaterial for the three months ended March 31, 2024, and the three months ended March 31, 2023.

2)

$13 million, $(7) million and $(5) million of net gain (loss) on asset divestitures from total operating revenues to operating expenses for the year ended December 31, 2023, the three months ended March 31, 2024, and the three months ended March 31, 2023, respectively.

3)

$42 million and $5 million net loss from commodity derivatives related to purchased natural gas from total operating revenues to operating expenses for the year ended December 31, 2023 and the three months ended March 31, 2024, respectively. Aera had no net loss from commodity derivatives related to purchased natural gas for the three months ended March 31, 2023.

4)

$5 million of interest income from non-operating expenses to total operating revenues for the year ended December 31, 2023. Aera’s interest income was not significant for the three months ended March 31, 2024, and the three months ended March 31, 2023.

5)

$9 million, $2 million and $2 million of transportation costs from operating costs to transportation costs for the year ended December 31, 2023, the three months ended March 31, 2024, and the three months ended March 31, 2023, respectively.

6)

$4 million, $1 million and $1 million of payroll costs from general and administrative expenses to carbon management business expenses for the year ended December 31, 2023, the three months ended March 31, 2024, and the three months ended March 31, 2023, respectively.

7)

$65 million of electricity purchased and $399 million of natural gas purchased to operating costs, all within operating expenses, for the year ended December 31, 2023. $14 million of electricity purchased and $45 million of natural gas purchased to operating costs, all within operating expenses, for the three months ended March 31, 2024. $12 million of electricity purchased and $254 million of natural gas purchased to operating costs, all within operating expenses, for the three months ended March 31, 2023.

8)

$2 million of royalty expense related to produced natural gas used in operations from total operating revenues to operating costs for the year ended December 31, 2023. Aera Parent’s royalty expense was immaterial for the three months ended March 31, 2024 and the three months ended March 31, 2023.

BB.

Reflects the elimination of revenues and expenses associated with certain assets and associated liabilities, which will be distributed prior to closing of the Aera Merger, as presented at adjustment (B).

CC.

Reflects the estimated changes in pro forma accretion expense and depreciation, depletion, and amortization expense based on the preliminary purchase price allocation, which was comprised of the following:

1)

Estimated $87 million, $19 million and $26 million increase in depreciation, depletion, and amortization expense for the year ended December 31, 2023, the three months ended March 31, 2024, and the three months ended March 31, 2023, respectively, resulting from the step up in basis associated with the property, plant, and equipment balance, of which approximately 95% of the step up in basis relates to proved oil and gas reserves.

2)

An estimated $48 million, $13 million, and $9 million decrease in accretion expense for the year ended December 31, 2023, the three months ended March 31, 2024, and the three months ended March 31, 2023, respectively, resulting from the step down in basis associated with the asset retirement obligations liability balance.

DD.

Reflects the elimination of historical interest expense and amortization of debt issuance costs associated with the settlement of Aera Parent’s outstanding debt, included in consideration as discussed at adjustment (C).

EE.	Reflects estimated transaction costs associated with the pro forma events, as presented at adjustment (D). This charge is not expected to recur in the twelve months following closing.

FF.

Reflects the change in tax status of Aera Parent and certain of its subsidiaries, which were previously pass-through entities for tax purposes, to taxable entities; this impact was calculated using a blended U.S. federal and California statutory income tax rate of 28%.

GG.	Reflects estimated retention bonuses in the amount of $22 million to be paid to certain of Aera Parent employees and executives, as presented at adjustment (F).

HH.	Reflects the elimination of activity between CRC and Aera Parent that, following the Aera Merger, would be considered intercompany activity and eliminated upon consolidation.

II.	Represents the pro forma adjustment to taxes as a result of adjustments to the income statement, which was calculated using a blended U.S. federal and California statutory income tax rate of 28%.

JJ.

Reflects interest expense related to (a) the issuance of new debt, as presented at adjustment (H), calculated based on an interest rate of 9% and (b) a draw on the revolving credit facility calculated based on an interest rate of approximately 8%. This adjustment also includes the amortization of debt issuance costs of $8 million over the estimated five-year period of the loan.

4.	Unaudited Pro Forma Net Income Per Share

Unaudited basic pro forma net income per share is computed by dividing pro forma net income attributable to common shares by the pro forma weighted average number of common shares outstanding during the period. Unaudited diluted pro forma net income per share is computed by dividing pro forma net income by the weighted average number of common shares outstanding during the period after adjusting for potential common shares that would have a dilutive effect on pro forma net income per share.

Pro forma net income per share—basic and diluted

(in millions except per share amounts)

For the Three Months Ended March 31, 2024

Numerator:
Pro forma net loss - basic and diluted	$(168)
Denominator:
Pro forma weighted average shares outstanding – basic and diluted	90.4
Net loss attributable to common shareholders:
Basic and diluted	$(1.86)

For the Year Ended December 31, 2023

Numerator:
Pro forma net income - basic and diluted	$589
Denominator:

Pro forma weighted average shares outstanding – basic	91.0
Potential dilutive common shares:
Restricted Stock Units	1.0
Performance Stock Units	0.9
Warrants	1.0

Pro forma weighted average shares outstanding – diluted	93.9
Net income attributable to common shareholders:
Basic	$6.47
Diluted	$6.27

For the Three Months Ended March 31, 2023

Numerator:
Pro forma net income - basic and diluted	$257
Denominator:
Pro forma weighted average shares outstanding – basic	92.7
Potential dilutive common shares:
Restricted Stock Units	1.0
Performance Stock Units	0.9
Warrants	1.0

Pro forma weighted average shares outstanding – diluted	95.6
Net income attributable to common shareholders:
Basic	$2.77
Diluted	$2.69

Green Gate Resources Parent, LLC

Condensed Consolidated and Combined Statements of Operations and Other Comprehensive Income (Loss)

(Unaudited)

(in thousands of dollars)

	Successor		Predecessor
	Three Months Ended March 31, 2024	Three Months Ended March 31, 2023	58-days Ended February 27, 2023
Revenue and Other Income
Crude oil, natural gas and NGL sales	$493,730	$171,598	$5,621
Crude oil, natural gas and NGL sales to related parties	—	—	341,218
Other revenue	246	286	969
Loss on acquisition/sale of assets, net	(6,712)	(4,803)	—
(Loss)/gain on commodity derivatives, net	(337,535)	69,641	—

Total Revenue and Other Income	149,729	236,721	347,808
Operating Expenses
Operating costs	$112,246	$37,855	$68,807
General and administrative expenses	46,608	15,762	30,474
Depreciation, depletion and amortization	74,696	27,094	76,656
Accretion expense on abandonment liability	37,418	12,232	13,168
Exploration expenses including dry hole	65	3	40
Purchased natural gas marketing expense	45,412	25,220	228,605
Electricity generation expenses	13,925	2,139	10,393
Taxes other than on income	23,742	8,346	14,435
Research expenses	—	1	3
Other operating expenses	6,011	42,338	8,208

Total Operating Expenses	360,122	170,989	450,789
Operating (Loss) Income	(210,393)	65,732	(102,980)
Non-Operating Income (Expenses)
Interest income	2,506	1,349	1,114
Interest expense	(30,084)	(9,899)	—
Income from equity investments	1,708	908	501
Other non-operating income/(expenses)	2,096	(72)	(144)

(Loss) Income Before Income Taxes	(234,167)	58,018	(101,509)
Federal and state income tax (expense)/benefit	(212)	(14)	264

Net (Loss) Income	(234,379)	58,004	(101,245)
Other Comprehensive (Loss) Income
Unrealized gain/(loss) on investments	546	386	(193)
Amortization of net actuarial gain	115	100	197
Net actuarial gain arising during the period	6	(400)	361

Comprehensive (Loss) Income	$(233,712)	$58,090	$(100,880)

*All items of other comprehensive income/(loss) are displayed net of a tax (benefit)/expense of ($48) thousand, $117 thousand, and ($218) thousand for the Successor three month periods ended March 31, 2024 and 2023, and the Predecessor combined 58-day period ended February 27, 2023, respectively.

Green Gate Resources Parent, LLC

Condensed Consolidated and Combined Balance Sheets

(Unaudited)

(in thousands of dollars)

	Successor
	March 31, 2024	December 31, 2023
Assets
Current Assets
Cash	$89,065	$29,376
Restricted cash	25,840	15,840
Accounts receivable
Due from related parties	50,000	50,000
Trade	184,680	174,532
Other	2,406	1,760
Inventories
Crude oil and condensate	293	389
Materials and supplies	16,869	17,101
Other current assets, net	2,541	4,542

Total Current Assets	371,694	293,541
Equity investments	35,409	34,865
Property, plant and equipment, at cost, less accumulated depreciation, depletion and amortization	2,879,550	2,923,569
Deferred income tax asset, net	14,288	14,687
Other assets, net	87,703	98,867

Total Assets	$3,388,644	$3,365,528

Liabilities and Members; & Stockholders’ Equity
Current Liabilities
Accounts payable
Trade	$126,597	$140,860
Taxes payable	14,157	14,589
Fair value of derivative contracts	199,807	31,032
Accrued liabilities	125,706	161,304
Current portion of long term debt	100,000	100,000
Accrued restoration, removal and environmental costs	87,396	82,320

Total Current Liabilities	653,663	530,106
Accrued restoration, removal and environmental costs	1,040,673	1,022,265
Long term debt, net	814,584	811,419
Long term – fair value of derivative instruments	209,530	79,366
Other long term liabilities	49,422	56,888

Total Liabilities	2,767,872	2,500,044
Contingencies (Note 9)
Members’ and Stockholders’ Equity
Retained earnings	609,046	854,425
Accumulated other comprehensive income	11,726	11,059

Total Members’ & Stockholders’ Equity	620,772	865,484

Total Liabilities and Members’ & Stockholders’ Equity	$3,388,644	$3,365,528

Green Gate Resources Parent, LLC

Condensed Consolidated and Combined Statements of Members’ and Stockholders’ Equity (Unaudited)

(in thousands)

	Predecessor
	Common Stock		Retained Earnings	Accumulated Other Comprehensive Loss	Total Members’ and Stockholders’ Equity
	Shares	Amount
Balance as of December 31, 2022	2	$2	$3,714,630	$(31,926)	$3,682,706

Net loss			$(101,245)	$—	$(101,245)
Other comprehensive gain			—	365	365

Balance as of February 27, 2023	2	$2	$3,613,385	$(31,561)	$3,581,826

	Successor
	Retained Earnings	Accumulated Other Comprehensive Loss	Total Members’ and Stockholders’ Equity
Balance as of December 31, 2022	$169,000	$—	$169,000

Net income	$58,004	$—	$58,004
Distributions	—	—	—
Contributions	616,000	—	616,000
Other comprehensive gain	—	86	86

Balance as of March 31, 2023	$843,004	$86	$843,090

Balance as of December 31, 2023	$854,425	$11,059	$865,484

Net loss	$(234,379)	$—	$(234,379)
Distributions	(11,000)	—	(11,000)
Other comprehensive gain	—	667	667

Balance as of March 31, 2024	$609,046	$11,726	$620,772

Green Gate Resources Parent, LLC

Condensed Consolidated and Combined Statements of Cash Flows (Unaudited)

(in thousands of dollars)

	Successor		Predecessor
	Three Months Ended March 31, 2024	Three Months Ended March 31, 2023	58-days Ended February 27, 2023
Cash Flows From Operating Activities
Net (loss)/income	$(234,379)	$58,004	$(101,245)
Adjustments for non-cash items
Depreciation, depletion and amortization	74,696	27,094	76,656
Accretion expense on abandonment liability	37,418	12,232	13,168
Amortization of debt issuance costs	3,164	963	—
Loss/(gain) on commodity derivatives	337,535	(69,641)	—
(Gain)/loss on sale of assets	—	9	—
Deferred income tax charges	351	2,081	446
Cash payments on derivative settlements, net	(37,453)	678	—
Dismantlement, restoration and abandonment expenditures	(13,934)	(7,474)	(13,598)
Change in fair value of contingent consideration	6,712	4,795	—
Dividends from equity income	(545)	(908)	(501)
Changes in operating working capital
Accounts receivable – due from related parties	—	166,679	24,422
Accounts receivable	(10,794)	(222,116)	(14,882)
Inventories	328	(663)	(712)
Accounts payable and accrued liabilities	(39,697)	8,411	(81,254)
Taxes payable	(432)	4,854	(5,048)
Other accrued liabilities	(5,756)	(48,157)	9,589
All other items, net	12,697	(6,075)	65,025

Net Cash Provided/(Used) by Operating Activities	129,912	(69,232)	(27,935)

Cash Flows From Investing Activities
Additions to property, plant and equipment	(35,110)	(34,903)	(38,620)
Proceeds from sale of assets	734	905	256
Business Combination, net	—	(1,126,611)	—
Payments of acquisition related contingent consideration	—	(8,933)	—

Net Cash Used in Investing Activities	(34,376)	(1,169,542)	(38,364)

Green Gate Resources Parent, LLC

Condensed Consolidated and Combined Statements of Cash Flows (Unaudited)

(in thousands of dollars)

	Successor		Predecessor
	Three Months Ended March 31, 2024	Three Months Ended March 31, 2023	58-days Ended February 27, 2023
Cash Flows From Financing Activities
Distributions to Aera Member Companies:
Regular Distribution	$(11,000)	$—	$—
Contributions from Aera Member Companies	—	616,000	—
Debt issuance costs	—	(47,336)	—
Finance lease obligations – reduction	(292)	—	—
Proceeds from Term Loan	—	600,000	—
Proceeds from RBL Facility	—	225,000	—
Payments of acquisition related contingent consideration	(14,555)	—	—

Net Cash (Used)/Provided by Financing Activities	(25,847)	1,393,664	—

Net Increase/(decrease) in Cash and Restricted Cash	69,688	154,890	(66,299)
Cash and Restricted Cash
Beginning of the period	45,216	—	343,681

End of the period	$114,904	$154,890	$277,382

Supplemental Disclosure of Cash Flow Information
Interest paid, net of amount capitalized, included in cash flows from operating activities	$26,312	$8,708	$—
Capitalized interest paid, included in cash flows from investing activities	4,114	—	—
Supplemental Disclosure of Non-cash Investing and Financing
Accrued capital expenditures	6,890	14,462	14,764
Right of use assets obtained in exchange for operating lease liabilities	1,572	(515)	1,035
Right of use assets obtained in exchange for finance lease liabilities	296	(70)	182

Green Gate Resources Parent, LLC

Notes to Condensed Consolidated and Combined Financial Statements (Unaudited)

1.	Nature of Operations

Green Gate Resources Parent, LLC (“GGRP”) is the sole member of Green Gate Resources Holdings LLC (“GGRH”) and is held 49% by CPPIB Vedder US Holdings LLC, an affiliate of Canada Pension Plan Investment Board and 51% by Green Gate COI LLC which is held 18.75% by OCM Aera E Holdings, LLC (“OCM AE”) and 81.25% by Green Gate ICOI LLC (“GG ICOI”). OCM AE is an affiliate of Oaktree Capital Group Holdings and Green Gate ICOI is an affiliate of IKAV SICAV – FIS SCA – IEII. The ownership group of GGRP will collectively be referred to as the “Member Companies”. The Member Companies respective shares in each item of income, gain, loss and deduction is in accordance with their respective sharing ratios. GGRH is the sole member of each of Green Gate Resources E LLC (“GGRE”) and Green Gate Resources S LLC (“GGRS”). GGRE and GGRS hold Green Gate Intermediate LLC (“GGI”) by 48.2% and 51.8%, respectively.

On February 28, 2023, GGRH acquired (the “Acquisition”) Aera Energy LLC and Aera Energy Services Company (collectively, “Aera Companies”). After the Acquisition, Aera Companies’ sole member company is GGI.

Aera Energy LLC, a California limited liability company (“Aera LLC”), is primarily engaged in the exploration, development, and production of crude oil, condensate, natural gas, and natural gas liquids in California. Prior to the Acquisition, Aera LLC’s member companies were Shell Onshore Ventures Inc. (“SOVI”) and Mobil California Exploration & Producing Asset Company (“MCEPAC”). SOVI is an affiliate of Shell plc and MCEPAC is an affiliate of ExxonMobil Corporation (collectively the “Prior Member Companies”). The Prior Member Companies’ respective sharing ratios were: SOVI – 51.8% and MCEPAC – 48.2%.

Aera Energy Services Company (“Aera Services”), a Delaware corporation, was formed in May 1997 for the purpose of providing the human resource needs of Aera LLC. Prior to the Acquisition, SOVI and MCEPAC equally owned the voting shares of Aera Services.

In connection with the change of control, as a result of the Acquisition, Aera Companies assets and liabilities were adjusted to fair value on the closing date of the Acquisition. These condensed consolidated and combined financial statements distinguish between the predecessor period (“Predecessor”) relating to the combined activity of the Aera Companies for the 58-day period prior to the Acquisition on February 28, 2023 and the successor period (“Successor”) relating to GGRH for periods subsequent to the Acquisition.

GGRH was reorganized in a common control transaction under GGRP on December 28, 2023 resulting in a change in reporting entity. As this was a reorganization under common control, the assets and liabilities were recognized on a carryover basis and therefore GGRP is also considered the Successor.

The Successor financial information includes the activity and accounts of GGRP, together with its consolidated subsidiaries (collectively, “GGRP Companies”), for the three months ended March 31, 2024 and 2023, and for the year ended December 31, 2023, which includes the activity and accounts of Aera Companies, prospectively for the 307-day period following completion of the Acquisition, beginning on February 28, 2023.

The Predecessor financial information represents the historical basis of presentation for the Aera Companies for all periods prior to the Acquisition. As a result of the valuation of assets acquired and liabilities assumed at fair value at the time of the Acquisition, the financial statements for the Successor period are presented on a measurement basis different than the Predecessor period (Aera Companies’ historical cost) and are, therefore, not comparable.

2.	Summary of Significant Accounting Policies

The condensed consolidated and combined financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and are presented in U.S. dollars unless otherwise indicated. The condensed consolidated and combined financial statements and related notes contain all adjustments (consisting of only normal recurring accruals) necessary to present fairly the GGRP Companies’ financial position as of March 31, 2024 and the results of its operations and cash flows for the three month periods ended March 31, 2024 and March 31, 2023. Interim period results are not necessarily indicative of the results to be expected for the full fiscal year.

The preparation of condensed consolidated and combined financial statements under U.S. GAAP requires us to make assumptions and estimates concerning the future that affect the reported amounts of assets, liabilities, revenue and expenses. Estimates and assumptions are particularly important in accounting for items such as impairment of long-lived assets, financial instruments, asset retirement obligations, and post-retirement benefits. Estimates and assumptions used are based on factors such as historical experience, observance of trends in the industries in which we operate and information available from our customers and other outside sources.

These condensed consolidated and combined financial statements are unaudited and have been prepared on substantially the same basis as the GGRP Companies’ audited annual consolidated and combined financial statements and related notes for the year ended December 31, 2023. The condensed consolidated and combined balance sheet as of December 31, 2023 has been derived from those audited financial statements.

These condensed consolidated and combined financial statements should be read in conjunction with the audited annual consolidated financial statements and related notes for the year ended December 31, 2023.

The accounting policies used in preparing these condensed consolidated and combined financial statements are the same as those applied in the prior year.

Subsequent Events - Subsequent events have been evaluated through May 15, 2024, which is the date these condensed consolidated and combined financial statements were available to be issued. The detailed disclosure is included in Note 14, Subsequent Events.

Restricted Cash - As of March 31, 2024 (Successor) and December 31, 2023 (Successor), restricted cash included $15.8 million held in escrow in connection with abandonment and remediation obligations required under terms of the Newport Banning Ranch land sale. As of March 31, 2024 (Successor), there is additional restricted cash in the amount of $10.0 million for cash on deposit as collateral for secured letters of credit.

Accounts Receivable - Accounts receivable are from both non-affiliates and affiliates for the Successor as of March 31, 2024 and December 31, 2023. As of March 31, 2024 (Successor) and December 31, 2023 (Successor), no allowance for expected credit losses were recorded.

Concentration of Customers - For the Successor three month periods ended March 31, 2024 and 2023, two customers each accounted for at least 10%, and collectively 94.6% of our sales (before the effects of hedging). For the Predecessor 58-day period ended February 28, 2023, all sales were to related parties and our Prior Member Companies accounted for 100% of our sales.

3.	Significant Transactions

Purchase of Aera Companies

On February 28, 2023, GGRH acquired 100% of the issued and outstanding membership interests of Aera LLC, and 100% of the issued and outstanding membership interests of Aera Energy Services. The Acquisition allows GGRH to assist the Aera Companies with energy transition efforts while balancing the need to continue meeting California’s conventional energy demands by investing in a renewable energy portfolio that will power Aera Companies’ existing operations. Over time, renewable power will be deployed across Aera Companies’ land holdings, while selected legacy oil and gas infrastructure will be repurposed to create carbon capture and storage capability. The Acquisition was accounted for as a business combination. There was no goodwill, measured as the excess of the fair value of the consideration paid over the fair value of the identified net assets, resulting from the Acquisition.

The following table summarizes the consideration paid for the Aera Companies:

Consideration
(in thousands of dollars)
Cash	$1,280,000

Consideration
(in thousands of dollars)
Contingent Consideration	45,187
Deferred Payments and Price Adjustments not paid at close	1,009,943
Fair value of total consideration transferred	$2,335,130

The contingent consideration arrangement requires the GGRP Companies to make a series of payments to the Prior Member Companies based on separate calculations for hedged and unhedged oil volumes. The hedged contingent consideration payments are calculated as 70% of the difference between hedged price, adjusted for the delta in local market pricing and brent index price, and the reference brent price, multiplied by the reference hedged oil volumes. The unhedged contingent consideration payments are calculated as 35% of the difference between actual brent index price, adjusted for the delta in local market pricing and brent index price, and the reference brent price, multiplied by the volume of unhedged oil. Unhedged oil is calculated as the lesser of actual produced oil volume or the reference production floor volume, minus reference hedged oil volumes. Reference prices and volumes set per the purchase agreements. All contingent consideration payments were measured at fair value at the Acquisition date based on the ICE brent price futures. As of the Acquisition date, the potential undiscounted amount of all future payments that GGRH could be required to make under the contingent consideration arrangement is between $44.5 million and $55.4 million.

During the three month periods ended March 31, 2024 and 2023, GGRH paid $14.6 million and $8.9 million to settle contingent consideration as it came due under the terms of the membership purchase agreements.

For the Successor three month periods ended March 31, 2024 and 2023, the loss recognized for changes in the fair value of contingent consideration arrangement in the amount of $6.7 million and $4.8 million is included in Other Non-Operating Expense in the Condensed Consolidated and Combined Statement of Operations and Other Comprehensive Income (Loss). There was no change in the fair value recognized in the Predecessor combined 58-day period ended February 27, 2023.

As of March 31, 2024, the range of outcomes that GGRH could be required to make under the contingent consideration arrangement is between $14.5 million and $30.7 million. The assumptions used to develop the estimates have not changed. Contingent consideration is split between Accrued Liabilities and Other Long-term Liabilities in the Balance Sheet. See Note 10 for details.

Fair Value of total consideration transferred

There were no acquisition-related costs recognized for the Successor three month period ended March 31, 2024. Acquisition-related costs of $28.7 million were included in Other Operating Expenses in the Condensed Consolidated and Combined Statement of Operations and Other Comprehensive Income (Loss) for the Successor three month period ended March 31, 2023. There were no acquisition-related costs incurred in the Predecessor 58-day period ended February 27, 2023.

Recognized amounts of identifiable assets acquired and liabilities assumed
(in thousands of dollars)
Purchase Price Allocation:
Current Assets	$491,035
Equity investments	34,023
Property, plant and equipment, at cost, less accumulated depreciation, depletion and amortization	3,049,853
Deferred income tax asset	23,943
Other assets, net	141,162
Current Liabilities	(186,972)
Accrued restoration, removal and environmental costs	(1,083,279)
Other long term liabilities	(128,287)
Deferred income tax liability	(6,348)

Net assets acquired	$2,335,130

4.	Revenue

Disaggregated revenue for sales of crude oil, natural gas and natural gas liquids (NGLs) to customers includes the following:

Oil, natural gas and NGL sales	Successor		Predecessor
(in thousands of dollars)	Three Months Ended March 31, 2024	Three Months Ended March 31, 2023	58-days Ended February 27, 2023
Oil	$492,414	$171,152	$5,168
Natural gas	510	(195)	(1,452)
NGLs	806	641	1,904

Oil, natural gas and NGL sales	$493,730	$171,598	$5,621

Oil, natural gas and NGL sales to related parties	Successor		Predecessor
(in thousands of dollars)	Three Months Ended March 31, 2024	Three Months Ended March 31, 2023	58-days Ended February 27, 2023
Oil	$—	$—	$341,218
Natural gas	—	—	—
NGLs	—	—	—

Oil, natural gas and NGL sales to related parties	$—	$—	$341,218

For the Successor three month periods ended March 31, 2024 and 2023, and the Predecessor combined 58-day period ended February 27, 2023, “Crude oil, natural gas and NGL sales” primarily arise from contracts with customers.

For the Predecessor combined 58-day period ended February 27, 2023, “Crude oil, natural gas and NGL sales to related parties” primarily arise from contracts with related parties.

5.	Inventories

Crude oil and condensate inventories are carried on a LIFO basis. Replacement cost exceeded LIFO by $1.3 million and $1.5 million as of March 31, 2024 (Successor) and December 31, 2023 (Successor).

6.	Property, Plant, and Equipment and Asset Retirement Obligations

Property, plant, and equipment consist of the following:

	Successor
	March 31, 2024			December 31, 2023
	Cost	Reserve*	Net	Cost	Reserve*	Net
Exploration and production	$12,571,945	$9,714,158	$2,857,787	$12,549,918	$9,648,112	$2,901,806
Land held for development	21,552	—	21,552	21,552	—	21,552
Other	1,634	1,422	211	1,634	1,422	211

	$12,595,131	$9,715,581	$2,879,550	$12,573,104	$9,649,534	$2,923,569

*	Accumulated depreciation, depletion, amortization, retirements and impairments

For the Successor three month periods ended March 31, 2024 and 2023, and the Predecessor combined 58-day period ended February 27, 2023, Aera LLC did not incur an impairment loss.

The below table summarizes the ARO activity for the Successor three month period ended March 31, 2024 and year ended December 31, 2023:

	Successor
	March 31, 2024	December 31, 2023
Balance at beginning of period	$1,104,585	$—
ARO acquired	—	1,083,285
Accretion expense on abandonment liability	37,418	122,321
Dismantlement, restoration and abandonment expenditures	(13,934)	(64,431)
Liabilities incurred	—	238
Revisions in estimated cash flows	—	(36,828)

Balance at end of period	1,128,069	1,104,585
Less: current portion	(87,396)	(82,320)

Long-term obligations	$1,040,673	$1,022,265

7.	Transactions with Related Parties

Aera LLC sold 100% of its operated crude oil and condensate production for the Predecessor combined 58-day period ended February 27, 2023 to affiliates of the Prior Member Companies, Shell Trading (US) Company and ExxonMobil Oil Corporation. The volume of crude oil and condensate sold is split in proportion to the respective sharing ratios that the Prior Member Companies held in Aera LLC. For the Predecessor combined 58-day period ended February 27, 2023, Aera LLC realized approximately $341.0 million in gross crude and condensate sales to these related parties. After the sale, Aera continues to sell a portion of its operated crude oil and condensate to Shell Trading (US) Company as a non-related party and no longer sells its operated crude oil and condensate to ExxonMobil Oil Corporation.

8.	Benefit Plans

The following table sets forth the components of the net periodic benefit costs for Aera Services’ defined benefit pension plans and other post-retirement benefit plans:

(in thousands of dollars)	Successor				Predecessor
	Three Months Ended March 31, 2024		Three Months Ended March 31, 2023		58-days Ended February 27, 2023
	Pension Benefits	Other Postretirement Benefits	Pension Benefits	Other Postretirement Benefits	Pension Benefits	Other Postretirement Benefits
Service cost	$2,748	$663	$867	$215	$1,733	$430
Interest cost	3,176	805	1,105	296	2,210	590
Expected return on plan assets	(5,369)	(863)	(1,659)	(253)	(3,318)	(507)
Amortization of prior service cost	—	—	—	—	—	—
Amortization of net actuarial loss/(gain)	238	(79)	153	(15)	305	(31)

Net periodic benefit cost	$793	$526	$465	$243	$931	$482

For the Successor three month periods ended March 31, 2024 and 2023, and the Predecessor combined 58-day combined period ended February 27, 2023, $3.4 million, $1.1 million, and $2.2 million were recorded in Operating Expenses and non-service cost/(income) of ($2.0 million), ($0.7 million), and $0.2 million were recorded in Other Non-Operating Expenses/(Income), net.

Defined Contribution Plan

Aera Services contributed approximately $2.1 million and $2.7 million under the provisions of the Aera Energy Services Company Savings Plan (the “Savings Plan”) for the Successor three month period ended March 31, 2024 and the Predecessor combined 58-day period ended February 27, 2023, and expects to contribute $7.3 million during the remainder of 2024. There were no contributions for the Successor three month period ended March 31, 2023.

Aera Services contributed approximately $0.3 million and $0.5 million under the provisions of the Aera Energy Services Company Savings Restoration Plan for the Successor three month periods ended March 31, 2024 and 2023 and expects to contribute $0.5 million during the remainder of 2024. Aera Services did not make a contribution for the Predecessor combined 58-day period ended February 27, 2023.

Aera Services did not make a contribution under the provisions of the Aera Energy Services Company Cash Balance Plan for the Successor three month periods ended March 31, 2024 and 2023, or the Predecessor combined 58-day period ended February 27, 2023, but expects to contribute $10.0 million during the remainder of 2024.

Other Postretirement Benefits

Aera Services contributed approximately $1.0 million, $0.2 million, and $0.6 million under the provisions of the Aera Energy Services Company Pre-Medicare Eligible Plan (the “Pre-65 Plan”) for the Successor three month periods ended March 31, 2024 and 2023, and the Predecessor combined 58-day period ended February 27, 2023, and expects to contribute $1.9 million during the remainder of 2024.

9.	Litigation and Other Contingencies

There have been no material changes to the GGRP Companies’ litigation and other contingencies disclosed in Note 9 – Litigation and Other Contingencies in the GGRP’s 2023 Annual Report.

10.	Fair Value of Financial Instruments

Fair value is defined as the price that would be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value measurements are classified and disclosed in one of the following categories:

Level 1 – Unadjusted quoted market prices for identical assets or liabilities in an active market.

Level 2 – Quoted market prices for identical assets or liabilities in an active market that have been adjusted for items such as effects of restriction for transferability and those that are not quoted but are observable through corroboration with observable market data, including quoted market prices for similar assets; and

Level 3 – Unobservable inputs for the asset or liability only used when there is little, if any, market activity for the asset or liability at the measurement date.

Financial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement. Management’s assessment of the significance of a particular input to the fair value measurement requires judgement and may affect the valuation of the fair value of assets and liabilities and their placement within the fair value hierarchy levels.

Fair Value on a Recurring Basis

The following table set forth, by level within the fair value hierarchy, Aera LLC’s financial assets and liabilities that were accounted for at a fair value on recurring basis as of March 31, 2024 (Successor) and December 31, 2023 (Successor):

	Successor
	March 31, 2024
	Active Market for Identical Assets (Level 1)	Observable Inputs (Level 2)	Unobservable Input (Level 3)	Total Carrying Value
Current - Accrued liabilities - Contingent consideration	$—	$(20,828)	$—	$(20,828)
Current - Fair value of derivative contracts	—	(199,807)	—	(199,807)
Long term - fair value of derivative instruments	—	(209,530)	—	(209,530)

Total	$—	$(430,165)	$—	$(430,165)

	Successor
	December 31, 2023
	Active Market for Identical Assets (Level 1)	Observable Inputs (Level 2)	Unobservable Input (Level 3)	Total Carting Value
Other current assets, net	$—	$1,143	$—	$1,143
Liabilities:
Current - Accrued liabilities -Contingent consideration	—	(23,176)	—	(23,176)
Current - Fair value of derivative contracts	—	(31,032)	—	(31,032)
Other longterm liabilities -Contingent consideration	—	(5,930)	—	(5,930)
Longterm - fair value of derivative instruments	—	(79,366)	—	(79,366)

Total	$—	$(138,362)	$—	$(138,362)

Contingent consideration liabilities related to the Acquisition are classified as Level 2 in the requirement fair value hierarchy and are reported at fair value based on hedged and unhedged oil volumes as defined in the Acquisition purchase agreements using the fair value at the end of each reporting period.

Aera LLC’s derivative instruments, which consist of derivative swaps, are classified as Level 2 as of March 31, 2024 (Successor) and December 31, 2023 (Successor) as swaps generally have observable inputs. Derivative instruments are also subject to the risk that counterparties will be unable to meet their obligations. Such non-performance risk is considered in the valuation of Aera LLC’s derivative instruments, but to date has not had a material impact on estimates of fair values. Significant changes in the quoted forward prices for commodities and changes in market volatility generally lead to corresponding changes in the fair market value measurement of Aera LLC’s derivative instruments.

Fair Value of Other Financial Instruments

The carrying value of the Aera LLC’s long-term debt approximates its fair value because the interest rate is variable and reflective of market rates, which are level 2 inputs within the fair value hierarchy.

11.	Derivatives

Due to the volatility of crude oil and natural gas price, Aera LLC began entering price-risk management transactions (e.g. crude oil and natural gas commodity swaps) for a portion of its crude oil production on February 28, 2023, and natural gas purchases on May 31, 2023, to achieve a more predictable cash flow, as well as to reduce exposure from price fluctuations. While the use of these arrangements limits Aera LLC’s ability to benefit from certain increase in prices of crude oil production and natural gas purchases, it also reduces Aera LLC’s potential exposure to adverse price movements. Aera LLC did not have any commodity derivatives designated as accounting hedges as of March 31, 2024 (Successor) or December 31, 2023 (Successor). Unless otherwise indicated, we use the term “hedge” to describe derivatives instruments that are designed to achieve our hedging requirements and program goals, even though they are not accounted for as accounting hedges. Aera LLC’s RBL Facility and Term Loan, both dated February 28, 2023, include covenants that require Aera LLC to hedge 85% in 2023 and 2024, 75%, 58% and 25% for years 2025-2027, respectively, on initial Proved Developed Producing crude reserves and a rolling forward 36-month, minimum 50% hedge requirement up through loan maturity (August 2026). Aera LLC has also entered into natural gas hedges outside of debt requirements to reduce exposure from price fluctuations and will continue to evaluate the hedging strategy based on prevailing market prices and conditions. For more information on the requirements of the RBL Facility and Term Loan, see Note 13, Debt.

Aera LLC reported gains and losses on derivative contracts related to crude oil sold and natural gas purchased in Revenue and Other Income on our Condensed Consolidated and Combined Statements of Operations and Other Comprehensive Income (Loss) for the Successor three month periods ended March 31, 2024 and 2023, and the Predecessor combined 58-day period ended February 27, 2023, as shown in the table below:

(in thousands of dollars)	Successor		Predecessor
	Three Months Ended March 31, 2024	Three Months Ended March 31, 2023	58-days Ended February 27, 2023
Settlement payments from commodity derivatives
Crude Oil	$(19,249)	$678	$—
Natural Gas	(18,204)	—	—
Non-cash commodity derivative loss
Crude Oil	(313,646)	68,962	—

Natural Gas	13.564	—	—

(Loss)/gain on commodity derivatives, net	$(337,535)	$69,641	$—

Aera LLC estimates the fair value of commodity swaps based on published forward commodity price curves for the underlying commodities as of the date of the estimate for those commodities for which published forward pricing is readily available. The determination of the fair values above incorporates various factors including the impact of Aera LLC’s non-performance risk and the credit standing of the counterparties involved in Aera LLC’s derivative contracts. Aera LLC routinely monitors the creditworthiness of its counterparties. As of March 31, 2024 (Successor) and December 31, 2023 (Successor), Aera LLC’s counterparties to its derivative contract are Citigroup Global Markets, BP Energy Company, KeyBank NA, Deutsche Bank AG, Macquarie Bank Limited, Wells Fargo Bank, N.A., and RBC Bank.

The carrying value of Aera LLC’s derivative contracts are measured at fair value using industry-standard models with various inputs, including quoted forward prices, and are classified as Level 2 in the required fair value hierarchy for the periods presented.

The following table presents the fair values of Aera LLC’s outstanding commodity derivatives as of March 31, 2024 (Successor) and December 31, 2023 (Successor):

	Successor
Balance Sheet Classification	March 31, 2024	December 31, 2023
(in thousands of dollars)
Assets:
Other current assets, net	$—	$1,143

Liabilities:
Current - Fair value of derivative contracts	(199,807)	(31,032)
Long term - Fair value of derivative contracts	(209,530)	(79,366)

	$(409,337)	$(110,398)

Aera LLC held the following swap contracts as of March 31, 2024 (Successor) and December 31, 2023 (Successor):

	March 31, 2024		December 31, 2023
	Volumes (MBbls)	Weighted- Average Price Per Bbl	Volumes (MBbls)	Weighted- Average Price Per Bbl
Brent Swaps	46,488	$70.88	51,550	$71.55

	Volumes (MmBtu)	Weighted- Average Price Per Btu	Volumes (MmBtu)	Weighted- Average Price Per Btu
Gas Swaps	27,375	$4.32	27,895	$4.80

12.	Taxes

Taxes incurred by the Aera Companies were reported on the Condensed Consolidated and Combined Statements of Operations and Other Comprehensive Income (Loss) as follows for the periods ended:

(in thousands of dollars)	Successor		Predecessor
	Three Months Ended March 31, 2024	Three Months Ended March 31, 2023	58-days Ended February 27, 2023
Federal and State Income Taxes
Current — Federal	$96	$88	$486
Current — State	43	40	224
Deferred — Federal	(240)	(97)	(305)
Deferred—State	(111)	(45)	(141)

Federal and state income tax (expense)/benefit	$(212)	$(14)	$264

Taxes Other Than Income
Real and personal property	$8,202	$2,702	$5,439
Oil and gas production	15,540	5,644	8,996

Total taxes other than on income	$23,742	$8,346	$14,435

Deferred tax assets/(liabilities) are comprised of the following:

(in thousands of dollars)	Successor
	March 31, 2024	December 31, 2023
Tax effects of temporary differences for:
Pension plan	$(12,359)	$(12,179)
Other post retirement plans	20,588	20,661
Other employee benefits	6,059	6,205
Total deferred income tax asset, net	$14,288	$14,687

13.	Debt

As of March 31, 2024 (Successor) and December 31, 2023 (Successor), Aera LLC’s long term debt consisted of the following:

(in thousands of dollars)	Successes		Interest Rate	Maturity
	Mach 31, 2024	December 31, 2023
RBL Facility	$400,000	$400,000	SOFR plus 3.50%-4.50%	August 28, 2026 (2)
Unamortized deferred debt issuance costs-			ABR plus 2.50%-3.50% (1)
RBL facility	(21,565)	(23,780)
Term Loan	550,000	550,000	14.5%	February 28, 2029
Unamortized deferred debt issuance costs-
Term Loan	(13,852)	(14,800)

Total debt	$914,584	$911,419
Less: Current portion of long term debt	(100,000)	(100,000)

Long term debt, net of current portion	$814,584	$811,419

1

At Aera LLC’s election, borrowings under the amended RBL Facility may be alternate base rate (ABR) loans or term SOFR loans. plus an applicable margin. ABR loans bear interest at a rate equal to the highest of (i) the federal funds effective rate plus 0.50%, (ii) the administrative agent prime rate and (ii) the one-month SOFR rate plus 1%. Term SOFR loans bear interest at term SOFR, plus an additional 10 basis points per annum credit spread adjustment. The applicable margin is adjusted based on the commitment utilization percentage and will vary from (i) in the case of ABR loans, 2.50% to 3.5% and (ii) in the case of the SOFR loans, 3.50% to 4.5%.

2

The RBL Facility is subject to a prepayment of principal if there is a reduction in the borrowing base as a result of a scheduled redetermination or a termination or reduction of the original aggregate commitment.

Maturities of long term debt as of March 31, 2024 (Successor), are as follows:

(in thousands of dollars)	Successor
	March 31, 2024
	RBL Facility	Term Loan	Total
	(in thousands of dollars)
2024	$—	$100,000	$100,000

(in thousands of dollars)	Successor
	March 31, 2024
	RBL Facility	Term Loan	Total
	(in thousands of dollars)
2025	—	100,000	100,000
2026	400,000	100,000	500,000
2027	—	100,000	100,000
2028	—	100,000	100,000
2029	—	50,000	50,000

Total long term debt	$400,000	$550,000	$950,000

Deferred Debt Issuance Costs

Aera LLC incurred legal and bank fees related to the issuance of debt. As of March 31, 2024 (Successor) and December 31, 2023 (Successor), debt issuance costs for the RBL facility in the amount of $21.6 million and $23.8 million, respectively, and the Term Loan in the amount of $13.9 million and $14.8 million, respectively, were reported in “Long term debt, net” on the Condensed Consolidated and Combined Balance Sheets, net of amortization. For the Successor year ended December 31, 2023, Aera LLC incurred approximately $31.2 million of legal and bank fees related to the issuance of the RBL Facility and $16.9 million related to the issuance of the Term Loan. For the Successor year three month period ended March 31, 2024, Aera LLC did not incur any additional legal and bank fees related to the issuance of the RBL Facility or the Term Loan.

The debt issuance costs for the RBL Facility and Term Loan are amortized using straight-line method which approximates the effective rate method over the term of the loans. The amortization of debt issuance costs for the Successor three month periods ended March 31, 2024 and 2023, was approximately $3.2 million and $1.0 million, respectively, and is presented in “Interest expense” on the Condensed Consolidated and Combined Statements of Operations and Other Comprehensive Income (Loss). For the Predecessor 58-day period ended February 27, 2023, there was no amortization of debt issuance costs.

RBL Facility

On February 28, 2023, Aera LLC entered into a credit agreement with Citibank, N.A., as administrative agent, and certain other lenders, which provided for a revolving loan with an original aggregate commitment up to $800 million, subject to a reserve borrowing base (RBL Facility). The RBL Facility also includes a sub-limit of $100 million for the issuance of letters of credit, which reduce the borrowing availability for revolving loans under the RBL Facility on a dollar-for-dollar basis. As of March 31, 2024 (Successor) and December 31, 2023 (Successor), Aera LLC had approximately $275 million available for borrowing under the RBL Facility and no outstanding letters of credit.

Interest Expense

Interest expense on the Condensed Consolidated and Combined Statement of Operations and Other Comprehensive Income (Loss) is comprised of the following:

(in thousands of dollars)	Successor		Predecessor
	Three Months Ended March 31, 2024	Three Months Ended March 31, 2023	58-days Ended February 27, 2023
	(in thousands of dollars)
Interest expense	$30,426	$8,708	$—
Capitalized interest	(4,114)	—	—
Amortization of debt issuance costs	3,164	963	—
Unused commitment fees	608	228	—

Total interest expense, net	$30,084	$9,899	$—

Borrowing Base

The borrowing base, currently $675 million, must be redetermined semi-annually each April and October. The scheduled redeterminations generally become effective on the date specified by the Administrative Agent, Citibank, N.A. If the scheduled redeterminations have not been determined by the end of April and October, there is an automatic reduction to the borrowing base based on a schedule prescribed in the RBL Facility. Aera LLC may make one interim determination between scheduled borrowing base redeterminations. In 2023, there were two scheduled borrowing base redeterminations by the Successor. An initial redetermination was completed in July 2023 resulting in a decrease in the borrowing base to $740 million and became effective August 7, 2023. The second redetermination was completed in December 2023 resulting in a decrease in the borrowing base to $675 million and became effective December 15, 2023. There was no scheduled redetermination for the three month period ended March 31, 2024. There was a semi-annual redetermination made in April 2024 resulting in a decrease in the borrowing base to $605 million and became effective April 22, 2024.

Financial and Other Covenants

As of March 31, 2024 (Successor) and December 31, 2023 (Successor), we were in compliance with all financial covenants under the RBL Facility.

Term Loan

On February 28, 2023, Aera LLC borrowed $600 million under a six-year Term Loan agreement (Term Loan) secured by a second-priority lien on a substantial majority of the Aera Companies’ assets. The Term Loan matures in February 2029 and bears interest at a rate of 14.5%.

The Term Loan contains restrictive covenants including a requirement that the Aera Companies maintain a consolidated total debt to EBITDAX ratio of no greater than 2.0 to 1.0 and a current ratio of no greater than 1.0 to 1.0, consistent with the financial covenants in Aera Companies’ RBL Facility. As of March 31, 2024 (Successor) and December 31, 2023 (Successor), Aera Companies were in compliance with the Term Loan covenants.

14.	Subsequent Events

Merger Agreement

On February 7, 2024, the Owners of the GGRP Companies entered into a definitive agreement and plan of merger (“Merger Agreement”) to combine with California Resources Corporation (“CRC”), a Delaware corporation, in an all-stock transaction (“CRC Merger”) with an effective date of January 1, 2024. CRC is an independent oil and natural gas exploration and production and carbon management company operating properties exclusively within California.

Pursuant to the Merger Agreement, CRC has agreed to issue 21,170,357 shares of common stock (subject to customary adjustments in the event of stock splits, dividend paid in stock and similar items) plus an additional number of shares determined by reference to the dividends declared by CRC having a record date between the effective date and closing as more fully described in the Merger Agreement. Under the terms of the Merger Agreement, CRC has also agreed to assume Aera LLC’s outstanding long-term indebtedness of $950 million at closing.

Closing of the CRC Merger is subject to certain conditions, including, among others, approval of the stock issuance by CRC’s stockholders, expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, prior authorization by the Federal Energy Regulatory Commission under Section 203 of the Federal Power Act and other customary closing conditions.

Upon completion of the transaction, GGRP Companies will receive 21.2 million shares of CRC’s common stock, equivalent to approximately 22.9% of CRC’s fully diluted shares. The CRC Merger is expected to close in the second half of 2024.